UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2022

JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On July 26, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Jack Henry & Associates, Inc. (the “Company”), adopted the Executive Severance Plan (the “Severance Plan”). The Severance Plan applies to participating employees, which includes the Company’s Chief Executive Officer (“CEO”), its non-CEO named executive officers (“NEOs”), any other non-CEO and non-NEO employee deemed an officer for purposes of Section 16 of the Securities Exchange Act of 1934 (“Section 16 Officers” and together with the CEO and NEOs, the “CIC Eligible Executives”), and other key employees as expressly designated by the Compensation Committee (“Non-CIC Eligible Executives” and together with CIC Eligible Executives, “Participants”). The Severance Plan replaces the Termination Benefits Agreements previously entered into by and between certain executives and the Company.

Under the Severance Plan, if a Participant’s employment is terminated by the Company without “cause” or by the Participant for “good reason” (as such terms are defined in the Severance Plan) other than in connection with a “change in control” (as defined in the Severance Plan) (a “Non-CIC Termination”), the Company will pay to the terminated Participant severance payments (in installments over the applicable severance period) equal in the aggregate to twice the annual base salary for the CEO, one and a half times the annual base salary for NEOs, the annual base salary for Section 16 Officers and any Non-CIC Eligible Executives who were Participants on the effective date of the Severance Plan or who have been Participants for at least 12 months on the termination date, and one-half the annual base salary for all other Participants. The Company will also pay the terminated Participant, in a lump sum, (i) a prorated amount of the annual cash incentive bonus the Participant would have received for the current performance year had the Participant remained employed through the end of such performance year and (ii) 18 months’ worth of COBRA continuation premiums for the Participant and his or her eligible dependents (regardless of whether COBRA continuation coverage is elected) (“COBRA Payment”). The treatment of equity awards held by the terminated Participant will not be impacted by the Severance Plan, but will be controlled by the terms set out in those individual awards.

Under the Severance Plan, the Company will pay certain severance payments to CIC Eligible Executives if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” during a “CIC protection period” (as defined in the Severance Plan) which (i) begins 90 days before a change in control and (ii) ends two years following a change in control (a “CIC Termination”). This severance payment will include a lump sum payment equal to twice the annual base salary and twice the target annual incentive bonus amount for the CEO, one and a half times the annual base salary and one and a half times the target annual incentive bonus amount for the NEOs, and the annual base salary and the target annual incentive bonus amount for the Section 16 Officers. The Company will also pay the terminated CIC Eligible Executive the COBRA Payment and a prorated amount of the target annual cash incentive bonus. Equity awards held by the terminated CIC Eligible Executive, other than those awards that already contain provisions governing the treatment of the awards in the event of a CIC Termination, which will be controlled by the terms of such awards, will fully vest upon the CIC Termination, with any performance-based awards vesting as if target-level achievement were met.

Under the Severance Plan, if a CIC Eligible Executive incurs a Non-CIC Termination which, due to the passage of time, becomes a CIC Termination because such termination occurs within 90 days of a change of control, the CIC Eligible Executive’s severance benefits shall be modified such that he or she shall receive the benefits applicable to a CIC Termination, without a duplication of benefits.

In order to receive his or her severance benefits under the Severance Plan, a Participant must execute and not revoke an effective release of claims and comply with post-employment non-competition, customer and employee non-solicitation, and non-disparagement provisions as well as any other confidentiality agreement or other agreement between the Participant and the Company.
The Compensation Committee may amend the Severance Plan, except no amendment which would materially and adversely affect the rights of a Participant under the Severance Plan shall be applicable to the Participant without such Participant’s written consent until (i) one year after the adoption of the amendment if the amendment is adopted outside of the period the begins on the first day of a Potential Change in Control Period (as defined in the Severance Plan) and ends on the CIC End Date (as defined in the Severance Plan) (such period, a “Protection Period”) or (ii) one year after the CIC End Date if the amendment is adopted within a Protection Period.

Upon one-year prior written notice to the Participants, the Company may terminate the Severance Plan; provided, however, that if the Severance Plan expires or is scheduled to expire during a Protection Period, the expiration shall be delayed until the later of the CIC End Date or the 12-month anniversary of the date the last Participant received written notice of the termination of the Severance Plan. The Committee may also terminate a Participant’s right to receive severance benefits upon either or both of a CIC Termination or a Non-CIC Termination upon one-year advance written notice; provided, however, that the Committee may not terminate the participation of a CIC Eligible Executive during a Protection Period.

The foregoing description of the Severance Plan does not purport to be comprehensive and is qualified in its entirety by reference to the Severance Plan, which is filed as Exhibit 10.72 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.    Description
10.72        Executive Severance Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	July 29, 2022	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer